Exhibit 1.1

MITSUBISHI UFJ FINANCIAL GROUP, INC.

             Shares

Common Stock

U.S. UNDERWRITING AGREEMENT

Dated:         ,

MITSUBISHI UFJ FINANCIAL GROUP, INC.

(a joint stock corporation organized under the laws of Japan)

             Shares of Common Stock

U.S. UNDERWRITING AGREEMENT

            ,

Morgan Stanley & Co. Incorporated

J.P. Morgan Securities Inc.

Nomura Securities International, Inc.

as Representatives of the several Underwriters

c/o Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

J.P. Morgan Securities Inc.

277 Park Ave

New York, New York 10172

Nomura Securities International, Inc.

2 World Financial Center, Building B

New York, New York 10281-1198

Ladies and Gentlemen:

Mitsubishi UFJ Financial Group, Inc., a joint stock corporation with limited liability organized under the laws of Japan (“MUFG”), confirms its agreement with Morgan Stanley & Co. Incorporated (“Morgan Stanley”), J.P. Morgan Securities Inc. (“J.P. Morgan”), and Nomura Securities International, Inc. (“Nomura”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Morgan Stanley, J.P. Morgan, and Nomura are acting as representatives (in such capacity, the “Representatives”), with respect to the issue and sale by MUFG and the purchase by the Underwriters, acting severally and not jointly, of the number of shares of common stock of MUFG (the “Initial U.S. Shares”), set forth in said Schedule A (the “U.S. Offering”). MUFG has also granted an option to the Underwriters to purchase up to              additional shares of common stock (the “Option U.S. Shares”, and together with the “Initial U.S. Shares”, the “U.S. Shares”). Investors may elect to take delivery of some or all of the U.S. Shares purchased in the U.S. Offering in the form of American Depository Shares (“ADSs”). The ADSs will be evidenced by American Depository Receipts (the “ADRs”) to be issued pursuant to a deposit agreement (the “Deposit Agreement”) dated as of September 19, 1989, as amended and restated as of December 22, 2004, entered into among MUFG, The Bank of New York Mellon as depository (the “Depositary”), and the owners and holders of the ADRs. Each ADS will represent one (1) share of common stock of MUFG.

It is understood and agreed to by all parties hereto that MUFG and certain underwriters outside the United States, Canada and Japan (the “International Underwriters”), for whom Morgan Stanley & Co. International plc, J.P. Morgan Securities Ltd., and Nomura International plc are acting as representatives (the “International Representatives”), are concurrently entering into an agreement (the “International Underwriting Agreement”) providing for the issue and sale by MUFG and the purchase by the International Underwriters of an aggregate of              shares of common stock (the “Initial International Shares”) of MUFG for the purpose of offering such shares outside of Japan, the United States and Canada (the “International Offering”). The closing of the offering of the International Shares under the International Underwriting Agreement is conditioned upon the closing of the offering of the Initial U.S. Shares under this Agreement and the Initial Japanese Shares under the Japanese Underwriting Agreement, but the closing of the offering of the Initial Japanese Shares under the Japanese Underwriting Agreement shall not be conditioned upon the closing of the offering of the Initial U.S. Shares under this Agreement or the closing of the Initial International Shares under the International Underwriting Agreement. The parties hereto acknowledge that MUFG has also granted an option to the International Underwriters to purchase up to              additional shares of common stock pursuant to the International Underwriting Agreement (the “Option International Shares”). “International Shares” means the Option International Shares together with the Initial International Shares.

It is further understood and agreed to by all parties hereto that MUFG and certain underwriters in Japan (the “Japanese Underwriters”) are concurrently entering into an agreement (the “Japanese Underwriting Agreement”) providing for the issue and sale by MUFG and the underwriting by the Japanese Underwriters of an aggregate of              shares of common stock (the “Initial Japanese Shares”) of MUFG for the purpose of offering such shares in Japan (the “Japanese Offering”). Mitsubishi UFJ Securities Co., Ltd. and Nomura Securities Co., Ltd. are acting as representatives (the “Japanese Representatives”) of the Japanese Underwriters. The closing of the offering of the U.S. Shares under this Agreement is conditioned upon the closing of the offering of the Initial International Shares under the International Underwriting Agreement and the Initial Japanese Shares under the Japanese Underwriting Agreement, but the closing of the offering of the Initial Japanese Shares under the Japanese Underwriting Agreement shall not be conditioned upon the closing of the offering of the Initial U.S. Shares under this Agreement or the closing of the Initial International Shares under the International Underwriting Agreement. The parties hereto acknowledge that MUFG has also granted an option to Nomura Securities Co., Ltd. to purchase up to              shares of common stock (the “Option Japanese Shares”), exercisable on             ,              solely in connection with the over-allotment of up to              shares in the Japanese Offering. “Japanese Shares” means the Option Japanese Shares together with the Initial Japanese Shares.

In connection with the offering of over-allotted shares in the Japanese Offering, Nomura Securities Co., Ltd. has entered into a share borrowing agreement (the “Share Borrowing Agreement”) with a shareholder of MUFG, pursuant to which such shareholder agrees to lend to Nomura Securities Co., Ltd. up to an aggregate of              shares of common stock solely to cover over-allotments in the Japanese Offering, if any. During the period beginning on             ,              and ending on             ,             , Nomura Securities Co., Ltd. may purchase shares of common stock of MUFG in the open market in lieu of exercise of the option granted to Nomura Securities Co., Ltd. and described above, which purchases shall be conducted by Nomura Securities Co., Ltd. in consultation with Mitsubishi UFJ Securities Co., Ltd., and in compliance with all applicable laws. The options for the Option U.S. Shares, Option International Shares and Option Japanese Shares may be exercised independently of each other.

The U.S. Shares, the International Shares and the Japanese Shares are herein collectively referred to as the “Shares”. The Shares may include              treasury shares of MUFG in addition to newly issued shares. The U.S. Offering, the International Offering and the Japanese Offering are herein collectively referred to as the “Global Offering.” The Underwriters, the International Underwriters and the Japanese Underwriters are simultaneously entering into an intersyndicate agreement (the “Intersyndicate Agreement”) that provides, among other things, that Morgan Stanley Japan Securities Co., Ltd., and Nomura Securities Co., Ltd. shall act as the joint global coordinators (the “Joint Global Coordinators”) , and Mitsubishi UFJ Securities Co., Ltd. and JPMorgan Securities Japan Co., Ltd., shall act as the co-global coordinators (the “Co-Global Coordinators” and, together with the Joint Global Coordinators, the “Global Coordinators”) for the Global Offering and shall have the authority to manage the distribution of the Shares among the Underwriters, the International Underwriters and the Japanese Underwriters.

MUFG understands that the Underwriters propose to make a public offering of the U.S. Shares as soon as the Representatives deem advisable after this Agreement has been executed and delivered. MUFG has filed with

the U.S. Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form F-3 (No.         ), which registration statement became effective upon filing under Rule 462(e) of the rules and regulations of the Commission (the “1933 Act Regulations”) under the U.S. Securities Act of 1933, as amended (the “1933 Act”). Such registration statement covers the registration of the U.S. Shares. Promptly after execution and delivery of this Agreement, MUFG will prepare and file a prospectus in accordance with the provisions of paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations. Any information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430A, 430B or 430C under the 1933 Act is referred to as “Rule 430 Information.” Each prospectus used in connection with the U.S. Offering that omitted Rule 430 Information is herein called a “preliminary prospectus.” Such registration statement, at any given time, including the amendments thereto to such time, the exhibits and the schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the 1933 Act at such time and the documents otherwise deemed to be part thereof or included therein by the 1933 Act Regulations, is herein called the “Registration Statement.” The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.” As used herein the Original Registration Statement includes a supplement for use in Canada that is attached to and made a part thereof (the “Canadian Wrapper”). The final prospectus in the form first furnished to the Underwriters for use (or made available upon request of purchasers pursuant to Rule 173 under the 1933 Act) in connection with confirmation of sales of the U.S. Shares, including the documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the 1933 Act at the time of the execution of this Agreement and any preliminary prospectus that form a part thereof, is called the “Prospectus.” For the purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System (“EDGAR.”)

All references in this Agreement to financial statements and schedules and other information which are “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus and the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the U.S. Securities Exchange Act of 1934 (the “1934 Act”) which is incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be part of or included in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

MUFG and the Depositary have also jointly filed with the Commission a registration statement on Form F-6 (No. 333-13338), filed on April 2, 2001, and a related prospectus, which may be in the form of an ADR certificate (the “Registration Statement on Form F-6”), for the registration under the 1933 Act of the ADSs evidenced by ADRs, have filed such amendments thereto and such amended prospectuses as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. The Registration Statement on Form F-6, as amended at the time it becomes effective (including by the filing of any post-effective amendments thereto), and the prospectus included therein, as then amended, is hereinafter called the “ADR Registration Statement” and the “ADR Prospectus,” respectively.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by MUFG. MUFG represents and warrants to each Underwriter as of the date hereof, the Applicable Time (as defined below), the Time of Payment referred to in Section 2(c) hereof, and, with respect to Section 1(a)(i) hereof, such date and times as well as the other respective times referred to in such Section, agrees with each Underwriter, as follows:

(i) Status as a Well-Known Seasoned Issuer. (A) At the time of filing the Original Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time MUFG or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) of the 1933 Act Regulations (“Rule 163(c)”) made any offer relating to the Shares in reliance on the exemption of Rule 163 of the 1933 Act Regulations (“Rule 163”) and (D) at the date hereof, MUFG was and is a “well-known seasoned issuer” as defined in Rule 405 of the 1933 Regulations (“Rule 405”). The Registration Statement is an “automatic shelf registration statement”, as defined in Rule 405, and the Shares, since their registration on the Registration Statement, have been and shall remain eligible for registration by MUFG on a Rule 405 “automatic shelf registration statement.” MUFG has not received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act Regulations objecting to the use of the automatic shelf registration form.

At the time of the Original Registration Statement, at the earliest time thereafter that MUFG or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the U.S. Shares and at the date hereof, MUFG was not and is not an “ineligible issuer” as defined in Rule 405.

(ii) Registration Statement, Prospectus and Disclosure at Time of Sale. The ADR Registration Statement has become effective under the 1933 Act. The Original Registration Statement became effective upon filing under Rule 462(e) of the 1933 Act Regulations (“Rule 462(e)”) on             , and any post-effective amendment thereto also became effective upon filing under Rule 462(e). No stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of MUFG, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

Any offer that is a written communication relating to the Shares made prior to the filing of the Original Registration Statement by MUFG or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c)) has been filed with the Commission in accordance with the exemption provided by Rule 163 and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

At the time the ADR Registration Statement became effective and at the Time of Payment, the ADR Registration Statement complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The ADR Prospectus, at the time such ADR Prospectus or any amendment or supplement thereto was issued, at the Applicable Time and at the Time of Payment, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

At the respective times the Original Registration Statement and each amendment thereto became effective, at each deemed effective date with respect to the Underwriters pursuant to Rule 430A(b) or 430B(f)(2) of the 1933 Act Regulations and at the Time of Payment, the Registration Statement complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

Neither the Prospectus nor any amendment or supplements thereto, including the Canadian Wrapper at the time the Prospectus or any such amendment or supplement was issued and at the Time of Payment, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each preliminary prospectus (including the prospectus or prospectuses filed as part of the Original Registration Statement or any amendment thereto) complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

As of the Applicable Time, neither (x) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time (as defined below) and the Statutory Prospectus (as defined below), when all considered together with the pricing information set forth on Schedule B (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means              (New York City Time) on             , or such other time as agreed by MUFG and the Representatives.

“Statutory Prospectus” as of any time means the prospectus relating to the U.S. Shares that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus: as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the U.S. Shares that (i) is required to be filed with the Commission by MUFG, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the records of MUFG pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule B hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the U.S. Shares or until any earlier date that MUFG notifies or notified the Representatives, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement thereto made in reliance upon and in conformity with written information furnished to MUFG by any Underwriter through the Representatives expressly for use therein.

(iii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the

Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Regulations”), and, when read together with the other information in the Prospectus, (a) at the time the Original Registration Statement became effective, (b) at the earlier of the time the Prospectus was first used and the date and time of the first contract of sale of Shares in the offering and (c) at the Time of Payment, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iv) Independent Accountants. Deloitte Touche Tohmatsu, the accountants who audited the annual U.S. GAAP financial statements and supporting schedules of MUFG included in the Registration Statement, are independent public accountants with respect to MUFG within the meaning of the 1933 Act and the 1933 Act Regulations; and Tohmatsu, the accountants who audited the Japanese GAAP financial statements of MUFG included in MUFG’s Japanese language annual securities reports (Yuukashouken Houkokusho) for the fiscal years ended                      and                     , are independent public accountants within the meaning of the Securities and Exchange Law of Japan or the Financial Instruments and Exchange Act of Japan (the “FIEA”), as the case may be, and related regulations thereunder.

(v) Financial Statements. The annual financial statements of MUFG included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position of MUFG and its consolidated subsidiaries at the dates indicated and the statements of income, changes in equity from non-owner sources, shareholders’ equity and cash flows of MUFG and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“U.S. GAAP”) applied on a consistent basis throughout the periods involved except for the effects of accounting changes as disclosed in the notes to the financial statements. The annual and semi-annual consolidated and non-consolidated financial information of MUFG included in Annex B of the Registration Statement, the General Disclosure Package and the Prospectus present fairly, in all material respects, and on the basis set forth in the Annex, the financial position of MUFG and its consolidated subsidiaries at the dates indicated and the results of operations, changes in net assets, capital surplus and retained earnings, and cash flows and other information of MUFG and its consolidated subsidiaries for the periods specified; said financial information has been disclosed in conformity with the requirements of the FIEA and regulations thereunder, the Banking Law of Japan and regulations thereunder or the requirements of the Tokyo Stock Exchange and any other exchange in Japan on which MUFG’s shares are listed (collectively, the “Tokyo Stock Exchange”), as the case may be, and was prepared from accounting records maintained in accordance with Japanese GAAP (as defined below) for reporting purposes except for the information prepared, and indicated as having been prepared, on a managerial accounting basis; said annual consolidated financial information have been accurately derived from the audited annual consolidated financial statements of MUFG included in its Japanese language annual securities reports (Yuukashouken Houkokusho) filed with the Director of the Kanto Local Finance Bureau (the “Finance Bureau Director”), the Ministry of Finance of Japan; and said semi-annual financial information, except for the information prepared, and indicated as having been prepared, on a managerial accounting basis, is stated on a basis generally consistent in all material respects with that of the reviewed semi-annual consolidated financial statements of MUFG in its Japanese language quarterly report (Shihanki Houkokusho) filed with the Finance Bureau Director, the Ministry of Finance of Japan and that of the audited annual consolidated financial statements of MUFG included in the annual securities reports (Yuukashoken Houkokusho), except with respect to the annual consolidated financial statements, for the affects of certain simplified accounting methods permitted under Japanese GAAP in the preparation of interim financial statements. The information prepared, and indicated in Annex B as having been prepared, on a managerial accounting basis is derived from MUFG’s managerial data and has been compiled on a basis substantially consistent with past disclosures by MUFG of similar managerial accounting information.

The semi-annual financial statements to be included in Annex C of the Registration Statement, the General Disclosure Package and the Prospectus, together with the related notes, present fairly, in all material respects, the financial position of MUFG and its consolidated subsidiaries at the dates indicated and the statements of income, changes in equity from non-owner sources, shareholders’ equity and cash flows of MUFG and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with accounting principles generally accepted in Japan (“Japanese GAAP”) applied on a consistent basis throughout the periods involved except for the effects of accounting changes as disclosed in the notes to the financial statements, and are a complete and accurate translation, in all material respects, of the Japanese language semi-annual financial statements, together with the related notes, reviewed by the independent auditors of MUFG (which review does not include a review of such translation) and included in its quarterly report (Shihanki Houkokusho) filed with the Finance Bureau Director, the Ministry of Finance of Japan.

The selected financial data of MUFG included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and, except as noted therein, have been accurately derived from the audited financial statements of MUFG included therein.

The selected statistical data incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and, except as noted therein, have been prepared in accordance with the requirements of the Commission’s Industry Guide 3.

The unaudited reverse reconciliation of selected financial information of MUFG included in the Registration Statement, the General Disclosure Package and the Prospectus presents fairly the information set forth therein and fairly and accurately describes the differences in all material respects between Japanese GAAP and U.S. GAAP as they relate to the financial statements of MUFG.

(vi) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, general affairs, business, management or business prospects, properties or results of operations of MUFG and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by MUFG or any of its subsidiaries which are material with respect to MUFG and its subsidiaries considered as one enterprise, (C) there has been no change in the capital stock or long-term debt of MUFG and its subsidiaries, and (D) there has been no dividend or distribution of any kind declared, paid or made by MUFG.

(vii) Incorporation of MUFG. MUFG has been duly organized and is validly existing as a joint stock corporation with limited liability under the laws of Japan and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement, the International Underwriting Agreement and the Japanese Underwriting Agreement; no steps have been made for the winding up of MUFG under the laws of Japan; and MUFG is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(viii) Incorporation of Subsidiaries. Each “significant subsidiary” of MUFG (as such term is defined in Rule 1-02 of Regulation S-X) (each a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly incorporated or organized, is validly existing as a corporation and, where such concept is applicable, is in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the General Disclosure Package and the Prospectus, all of the issued and outstanding capital stock of each such Subsidiary owned by MUFG, directly or through subsidiaries, has been duly authorized and validly issued, is fully paid and non-assessable and is owned free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary owned by MUFG, directly or through subsidiaries, was issued in violation of the preemptive or similar rights of any security holder of such Subsidiary. The only Subsidiaries of MUFG are the subsidiaries listed on Schedule C hereto.

(ix) Capitalization of MUFG. The authorized, issued and outstanding capital stock of MUFG is as set forth in the Prospectus under the caption “Capitalization and Indebtedness” (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans referred to in the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the General Disclosure Package and the Prospectus). The shares of issued and outstanding capital stock of MUFG have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of MUFG was issued in violation of the preemptive or other similar rights of any security holder of MUFG. Except as disclosed in the Prospectus and reports filed or submitted by UnionBanCal Corporation pursuant to the 1934 Act, there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options, or agreements to grant warrants, rights or options, to purchase or to subscribe for, or obligations or commitments of MUFG or any of its Subsidiaries to create, issue, sell or otherwise dispose of, any capital stock or other equity securities (or any such securities, warrants, rights, options or obligations) of MUFG or any of its Subsidiaries other than the rights of the Underwriters, the International Underwriters and the Japanese Underwriters under, or referred to in, this Agreement, the International Underwriting Agreement and the Japanese Underwriting Agreement. Under the laws of Japan and other applicable laws and the Articles of Incorporation and other organizational documents of MUFG, the U.S. Shares may be freely deposited with the Depositary against issuance of ADRs evidencing ADSs (except as described in the Registration Statement).

(x) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by MUFG and, under the laws of Japan, will constitute a legal, valid and binding agreement of MUFG, enforceable against it in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). Each of this Agreement, the International Underwriting Agreement and the Japanese Underwriting Agreement is in proper form under the laws of Japan to be enforced against MUFG and the share certificates representing the Shares are in proper form to be legal, valid and binding under the laws of Japan; it is not necessary in order for this Agreement, the International Underwriting Agreement, or the Japanese Underwriting Agreement to be enforceable or admissible into evidence in Japan that this Agreement, the International Agreement, the Japanese Underwriting Agreement or any other document be filed or recorded with any court of other authority in Japan or that any Japanese stamp or similar tax be paid on or in respect of this Agreement, the International Underwriting Agreement, the Japanese Underwriting Agreement or any other document to be furnished hereunder.

(xi) Authorization and Description of the Deposit Agreement. The Deposit Agreement has been duly authorized, executed and delivered by MUFG, and, assuming due authorization, execution and delivery by the Depositary, constitutes a legal, valid and binding agreement of MUFG enforceable against it in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); the description of the ADSs contained in the ADR Prospectus conforms in all material respects to the rights set forth in the instruments defining the same.

(xii) Authorization and Description of the Shares. The Shares have been duly authorized for issuance (excluding treasury shares) and sale to the Underwriters, the International Underwriters and the Japanese Underwriters pursuant to this Agreement, the International Underwriting Agreement and the Japanese Underwriting Agreement, respectively, and, when issued (excluding treasury shares) and delivered by

MUFG pursuant to this Agreement, the International Underwriting Agreement and the Japanese Underwriting Agreement, respectively, against payment of the consideration set forth herein and therein, will be validly issued and fully paid and non-assessable; MUFG has and, immediately prior to the Time of Delivery, will have good and valid title to all the treasury shares included in the Shares, free and clear of all liens, encumbrances, equities and claims; upon delivery of such treasury shares and payment therefor pursuant to this Agreement, the International Underwriting Agreement and the Japanese Underwriting Agreement, good and valid title to such treasury shares, free and clear of all liens, encumbrances, equities and claims, will pass to the Underwriters, the International Underwriters and the Japanese Underwriters pursuant hereto or thereto; the Shares conform, in all material respects, to the description thereof contained in the Prospectus; the issuance (excluding treasury shares) and sale to the Underwriters, the International Underwriters and the Japanese Underwriters of the Shares is not subject to the preemptive or other similar rights of any security holder of MUFG; and except as disclosed in the Prospectus, there are no restrictions on the voting or transfer of the Shares under the laws of Japan or the United States.

(xiii) Validity of ADRs. Upon the issuance by the Depositary of ADRs evidencing ADSs against the deposit of shares of common stock of MUFG in accordance with the provisions of the Deposit Agreement, such ADRs evidencing ADSs will be duly and validly issued under the Deposit Agreement and persons in whose names such ADRs evidencing ADSs are registered will be entitled to the rights of registered holders of ADRs evidencing ADSs specified therein and in the Deposit Agreement.

(xiv) Description of Taxation. The statements set forth in the General Disclosure Package and the Prospectus under the caption “Taxation,” insofar as they purport to describe the provisions of the laws, regulations and documents referred to therein, or legal conclusions with respect thereto, fairly summarize such provisions or conclusions in all material respects.

(xv) Absence of Defaults and Conflicts. Except as disclosed in the General Disclosure Package and the Prospectus, neither MUFG nor any of its subsidiaries is (i) in violation of its Articles of Incorporation, Regulations of the Board of Directors, Share Handling Regulations or similar organizational document, (ii) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over MUFG or any subsidiary or any of their assets, properties or operations, including without limitation the Banking Law of Japan, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which MUFG or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of MUFG or any subsidiary is subject (collectively, “Agreements and Instruments”) except, in the case of clause (ii) or (iii) above, for such violations or defaults that would not, singly or in the aggregate, result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the International Underwriting Agreement and the Japanese Underwriting Agreement and the consummation of the transactions contemplated herein and therein and in the General Disclosure Package and the Prospectus (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described in the General Disclosure Package and the Prospectus under the caption “Use of Proceeds”) and compliance by MUFG with its obligations under this Agreement, the International Underwriting Agreement and the Japanese Underwriting Agreement have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of MUFG or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the Articles of Incorporation, Regulations of the Board of Directors, Share Handling Regulations or similar organizational document of MUFG or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over MUFG or any subsidiary or any of their assets, properties or operations or of any Agreements and Instruments, except, in the case of any violations of any Agreements and Instruments, for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by MUFG or any subsidiary.

(xvi) Absence of Labor Dispute. No labor dispute with the employees of MUFG or any subsidiary exists or, to the knowledge of MUFG, is imminent.

(xvii) Absence of Proceedings. Except as disclosed in the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body or third party, domestic or foreign, now pending, or, to the knowledge of MUFG, threatened, against or affecting MUFG or any subsidiary, which might result in a Material Adverse Effect, or which might materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement, the International Underwriting Agreement or the Japanese Underwriting Agreement or the performance by MUFG of its obligations under this Agreement, the International Underwriting Agreement, or the Japanese Underwriting Agreement; all pending legal or governmental proceedings to which MUFG or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, could not, singly or in the aggregate, result in a Material Adverse Effect.

(xviii) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as Exhibits thereto which have not been so described and filed as required.

(xix) Possession of Intellectual Property. MUFG and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, except where the failure to own or possess would not, singly or in the aggregate, result in a Material Adverse Effect, and neither MUFG nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of MUFG or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xx) Absence of Manipulation. Except as described in the Prospectus, neither MUFG nor any of its affiliates has taken, or will take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of MUFG or to facilitate the sale or resale of the Shares.

(xxi) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by MUFG of its obligations under this Agreement, the International Underwriting Agreement, or the Japanese Underwriting Agreement in connection with the offering, issuance or sale of the Shares or the consummation of the transactions contemplated by this Agreement, the International Underwriting Agreement or the Japanese Underwriting Agreement except (i) such as have been already obtained, (ii) such as may be required under the 1933 Act or the 1933 Act Regulations or the securities laws of any state of the United Stated or under the laws of any jurisdiction outside Japan and the United States, (iii) securities registration statements in respect of the Japanese Offering and any amendments thereto which have been or, with respect to certain amendments thereto, will be duly filed with the Finance Bureau Director in accordance with the FIEA, (iv) an extraordinary report in respect of the U.S. Offering and the International Offering and any amendments thereto which have been or, with respect to certain amendments thereto, will be duly filed with the Finance Bureau Director under the FIEA, (v) an application to be filed for commercial registration of the Shares with the relevant Legal Affairs Bureau of the Ministry of Justice of Japan, and (vi) notifications to be filed by MUFG as a bank holding company with the Commissioner of the Financial Services Agency of Japan under the Banking Law of Japan with respect to the change in the amount of MUFG’s stated capital due to the issue of the Shares; and (vii) reports to be filed with the Minister of Finance of Japan via the Bank of Japan under the Foreign Exchange and Foreign Trade Law of Japan.

(xxii) Possession of Licenses and Permits. MUFG and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate national, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect; MUFG and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and neither MUFG nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxiii) Title to Property. MUFG and its subsidiaries have good and marketable title to all real property owned by MUFG and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the General Disclosure Package and the Prospectus or (b) do not, singly or in the aggregate, result in a Material Adverse Effect; and all of the leases and subleases material to the business of MUFG and its subsidiaries, considered as one enterprise, and under which MUFG or any of its subsidiaries holds properties described in the General Disclosure Package and the Prospectus, are in full force and effect, and neither MUFG nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of MUFG or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of MUFG or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease, except where the failure of the lease or sublease to be in full force and effect or such claim could not, singly or in the aggregate, result in a Material Adverse Effect.

(xxiv) Investment Company Act. MUFG is not required, and upon the issuance and sale of the Shares as contemplated in this Agreement, the International Underwriting Agreement and the Japanese Underwriting Agreement and the application of the net proceeds therefrom as described in the General Disclosure Package and the Prospectus, will not be required, to register as an “investment company” under the U.S. Investment Company Act of 1940, as amended.

(xxv) Accounting Controls and Disclosure Controls. MUFG and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (1) transactions are executed in accordance with management’s general or specific authorization; (2) transactions are recorded as necessary to permit preparation by MUFG of financial statements in conformity with U.S. GAAP and Japanese GAAP and to maintain accountability for assets; (3) access to assets is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the General Disclosure Package and the Prospectus, since the end of MUFG’s most recent audited fiscal year, there has been (I) no material weakness in MUFG’s internal control over financial reporting (whether or not remediated) and (II) no change in MUFG’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, MUFG’s internal control over financial reporting.

MUFG and its consolidated subsidiaries employ disclosure controls and procedures that are designed to ensure that information required to be disclosed by MUFG in the reports that it files or submits under the 1934 Act, the FIEA and the rules and regulations of the Tokyo Stock Exchange is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the Commission, the Tokyo Stock Exchange and the rules and regulations under the FIEA, as the case may be, and is accumulated and communicated to MUFG’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xxvi) Payment of Taxes. All Japanese income tax returns of MUFG and its subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided, except for the failure to file returns or to pay taxes that would not result in a Material Adverse Effect. The Japanese income tax returns of MUFG and its subsidiaries through the fiscal year ended March 31, 2008 have been settled and no assessment in connection therewith has been made against MUFG and its subsidiaries, except where the failure to settle the returns or the making of the assessment would not result in a Material Adverse Effect. MUFG and its subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect and have paid all taxes due pursuant to such returns or pursuant to any assessment received by MUFG and its subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of MUFG and its subsidiaries, in respect of any income and corporation tax liability of MUFG and its subsidiaries for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.

(xxvii) Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, General Disclosure Package and the Prospectus are based on or derived from sources that MUFG believes to be reliable and accurate, and MUFG has obtained the written consent to the use of such data from such sources where required for the purposes of the Registration Statement.

(xxviii) Money Laundering Laws. Except as otherwise disclosed in the General Disclosure Package and the Prospectus, the operations of MUFG and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the U.S. Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions in which MUFG or its subsidiaries operate, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving MUFG or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of MUFG, threatened.

(xxix) OFAC. None of MUFG or any of its subsidiaries or, to the knowledge of MUFG, any director, officer, agent, employee, affiliate or person acting on behalf of MUFG or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and none of MUFG or any of its subsidiaries intend to use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xxx) No Unlawful Payments. Neither MUFG nor any of its subsidiaries nor, to the best knowledge of MUFG, any director, officer, agent, employee or other person acting on behalf of MUFG or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 or equivalent laws and regulations of other jurisdictions in which MUFG and its subsidiaries operate; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(xxxi) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of MUFG or any of MUFG’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including, without limitation, Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxxii) Pending Proceedings and Examinations. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and MUFG is not the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Shares.

(xxxiii) Listing of the U.S. Shares. Application has been made for the ADSs representing the U.S. Shares to be approved for listing on the New York Stock Exchange.

(xxxiv) Transfer Taxes. No stamp, issuance or transfer taxes or duty or other similar tax or duty (collectively, “Transfer Taxes”) and no capital gains, income or withholding tax or other tax is payable by or on behalf of the Underwriters to Japan or any political subdivision or taxing authority thereof or therein in connection with (a) the issuance, sale or delivery by MUFG of the U.S. Shares to the Underwriters in the manner contemplated by this Agreement, (b) assuming that none of the Underwriters has any permanent establishment in Japan for Japanese tax purposes, the sale and delivery by the Underwriters of the U.S. Shares in the manner contemplated by this Agreement and the Prospectus, or (c) assuming that none of the Underwriters has any permanent establishment in Japan for Japanese tax purposes, the execution, delivery or performance of this Agreement.

(xxxv) Withholding Taxes. All dividends declared and payable in Japanese yen on the shares of the common stock of MUFG may, under the current laws and regulations of Japan, be paid in Japanese yen that may be converted into foreign currency that may be freely transferred out of Japan, and, except as described under “Taxation—Japanese Taxation” in the General Disclosure Package and the Prospectus, all such dividends paid to non-residents of Japan or non-Japanese corporations without permanent establishments in Japan will not be subject to withholding or other taxes under the current laws and regulations of Japan, and are otherwise free and clear of any other tax, withholding or deduction in Japan without the necessity of any Governmental Licenses in Japan.

(xxxvi) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the General Disclosure Package and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(xxxvii) Passive Foreign Investment Company. MUFG is not, and does not intend to become, as a result of the receipt and application of the proceeds of the sale of the Shares, a “passive foreign investment company” within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended.

(xxxviii) Personal Information Protection Law. MUFG and its subsidiaries are and have been in compliance with the Personal Information Protection Law of Japan, except where such non-compliance would not, singly or in the aggregate, result in a Material Adverse Effect.

(b) Officer’s Certificates. Any certificate signed by any officer of MUFG or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by MUFG to each Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Initial U.S. Shares. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, MUFG agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from MUFG, at a price of              per U.S. Share (the “Purchase Price”), the number of Initial U.S. Shares set forth in Schedule A opposite the name of such Underwriter, plus any additional Initial U.S. Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of shares constituting less than a unit. The Underwriters agree initially to offer the U.S. Shares to investors in the United States at a price per U.S. Share of              as set forth in the Prospectus.

(b) Option U.S. Shares. On the basis of the representations and warranties contained herein and subject to the terms and conditions herein set forth, MUFG hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional              U.S. Shares at the Purchase Price. Subject to the following paragraph, the option hereby granted may be exercised in whole or in part only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial U.S. Shares upon notice (given on or before                    ) by the Representatives to MUFG setting forth the number of Option U.S. Shares as to which the Underwriters are then exercising the option. If the option is exercised as to all or any portion of the Option U.S. Shares, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option U.S. Shares then being purchased which the number of Initial U.S. Shares set forth in Schedule A opposite the name of each Underwriter bears to the total number of Initial U.S. Shares, subject in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional securities.

(c) Payment. Payment of the Purchase Price for the U.S. Shares by Morgan Stanley shall be made by wire transfer in same day funds no later than                          on             ,              or such other time as shall be agreed upon by the Representatives and MUFG (unless postponed in accordance with the provisions of Section 10 hereof). Payment of the Purchase Price for the U.S. Shares shall be deemed to be                          on             ,              (such time of payment for the U.S. Shares is herein called the “Time of Payment” and such date is herein called the “Closing Date”) or such other time as shall be agreed upon by the Representatives and MUFG (unless postponed in accordance with the provisions of Section 10 hereof). Such payment shall be made for the credit of such amount to such account with a bank (the “Payment Handling Bank”) as MUFG shall have notified to the Representatives separately no later than      Tokyo business days (as defined below) prior to the Closing Date.

MUFG agrees that, to the extent the Representatives have remitted such payment to the account designated prior to the Time of Payment, MUFG shall cause the Payment Handling Bank to return the funds held in such account to Morgan Stanley, or Morgan Stanley’s agent, in the event any condition specified in Section 5 hereof shall not have been fulfilled or waived in writing by the Representatives, when and as required to be fulfilled, by the Time of Payment, or in the event that this Agreement is terminated prior to the Time of Payment. MUFG acknowledges and agrees that the Representatives may enter into an agreement with the Payment Handling Bank prior to the Time of Payment pursuant to which the Payment Handling Bank will acknowledge and agree that if the sale of the U.S. Shares shall become ineffective, the funds thereof held by it shall be returned in such circumstances as provided in this paragraph.

The documents to be delivered at the Time of Payment by or on behalf of the parties hereto pursuant to Section 5 hereof, including the cross-receipt for the payment and any additional documents required by the Underwriters pursuant to Section 5(l) hereof, will be delivered prior to the Time of Payment to the offices of Simpson Thacher & Bartlett LLP, Ark Mori Building—37th Floor, 12-32 Akasaka 1-chome, Minato-ku, Tokyo 107-6037, Japan (the “Closing Location”), and the U.S. Shares will be delivered as specified above at the Time of Delivery (as defined below). A meeting will be held at the Closing Location at                         , on the

second Tokyo business day prior to the Closing Date, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.

(d) Delivery. As soon as possible after             , but no later than                          on             ,             , or such other time and date as the Representatives and MUFG may agree in writing (such time and date of delivery for the U.S. Shares is herein called the “Time of Delivery”), MUFG shall deliver the share certificates representing the U.S. Shares for credit to the account of Nomura Securities Co., Ltd., as the agent of the Representatives, having clearing accounts with the Japan Securities Depository Center, Inc. (“JASDEC”). MUFG shall have deposited or cause to be deposited with JASDEC such share certificates to represent the U.S. Shares effective as of the Time of Payment to be acquired hereunder no later than two Tokyo business days prior to the Closing Date.

On or before             ,             , the Representatives will notify MUFG of the number of U.S. Shares offered and sold in the U.S. Offering that investors have requested be delivered in the form of ADSs. When delivery of the U.S. Shares is made to Nomura Securities Co., Ltd., in accordance with the preceding paragraph, Nomura Securities Co., Ltd. shall arrange for deposit through the facilities of JASDEC to The Bank of Tokyo-Mitsubishi UFJ, Ltd., as custodian under the Deposit Agreement, for the account of the Depositary, of the U.S. Shares to be delivered in the form of ADSs in accordance with the terms of the Deposit Agreement. Subject to the satisfaction of the terms of the Deposit Agreement and confirmation from MUFG of payment for the U.S. Shares in accordance with paragraph (c) above, the Depositary shall deliver the ADSs to the accounts designated by the Representatives for the account of the U.S. Underwriters at the opening of business in New York on the date of the Time of Delivery.

“Tokyo business day” means any day (other than a Saturday, Sunday or a day which shall be in Tokyo a legal holiday or a day on which banks in Tokyo are obliged or authorized by law or executive order to close) on which banks are open for business in Tokyo.

(e) Issuance Taxes. MUFG will bear and pay any Transfer Taxes, including any interest and penalties, on the creation, issuance and sale of the U.S. Shares and their initial resale to subsequent purchasers in accordance with the terms of this Agreement and on the execution and delivery of this Agreement and any value-added tax payable in connection with the expense reimbursement payable by MUFG pursuant to this Agreement.

SECTION 3. Covenants of MUFG. MUFG covenants with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests; Payment of Filing Fees. MUFG, subject to Section 3(b) hereof, will comply with the requirements of Rule 430A, 430B or 430C and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or ADR Registration Statement or new registration statement relating to the U.S. Shares shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or ADR Registration Statements or the filing of a new registration statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the U.S. Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement, and (v) if MUFG becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the U.S. Shares. MUFG will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. MUFG will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment. MUFG shall pay the required Commission filing fees relating to the U.S. Shares within the time required by Rule 456 of the 1933 Act Regulations without regard to the proviso therein.

(b) Filing of Amendments and Exchange Act Documents. MUFG will give the Representatives notice of their intention to file or prepare any amendment to the Registration Statement or ADR Registration Statement or new registration statement relating to the U.S. Shares or any amendment, supplement or revision to either any preliminary prospectus (including any prospectus included in the Original Registration Statement or amendment thereto at the time it became effective) or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, and MUFG will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document which is promptly disapproved by the Representatives or counsel for the Underwriters on a reasonable basis. MUFG has given the Representatives notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; MUFG will give the Representatives notice of their intention to make any such filing from the Applicable Time to the Time of Payment and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document which is promptly disapproved by the Representatives or counsel for the Underwriters on a reasonable basis except for any document that in the written opinion of counsel to MUFG is required to be filed by the 1934 Act.

(c) Delivery of Registration Statements. MUFG has furnished or will deliver to the Representatives, without charge, signed copies of the Original Registration Statement and of each amendment thereto (including a copy of exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein or otherwise deemed to be a part thereof) and a copy of the ADR Registration Statement, and will also deliver to the Representatives, without charge, a conformed copy of the Original Registration Statement and ADR Registration Statement and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Original Registration Statement, ADR Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. MUFG has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and MUFG hereby consents to the use of such copies for purposes permitted by the 1933 Act. MUFG will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Continued Compliance with Securities Laws. MUFG will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the U.S. Shares as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the U.S. Shares, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for MUFG, to amend the Registration Statement or ADR Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or to file a new registration statement or ADR Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, MUFG will promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment, supplement or new registration statement as may be necessary to correct such statement or omission or to comply with such requirements, MUFG will use its best efforts to have such amendment or new registration statement declared effective as soon as practicable (if it is not an automatic shelf registration statement with respect to the U.S. Shares) and MUFG will furnish to the Underwriters such number of copies of such amendment, supplement or new registration statement as the Underwriters may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or ADR Registration Statement or any other registration statement relating to the U.S. Shares or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, MUFG will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(f) Blue Sky Qualifications. MUFG will use its best efforts, in cooperation with the Underwriters, to qualify the U.S. Shares for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the date hereof; provided, however, that MUFG shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. MUFG will also supply the Underwriters with such information as is necessary for the determination of the legality of the U.S. Shares for investment under the laws of such jurisdictions as the Underwriters may request.

(g) Deposit Agreement. MUFG will comply in all material respects with the Deposit Agreement so that the ADRs evidencing ADSs to be delivered to the Underwriters at the Time of Payment are executed by the Depositary (and, if applicable, countersigned).

(h) Rule 158. MUFG will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(i) Use of Proceeds. MUFG will use the net proceeds received by it from the sale of the U.S. Shares, in the manner specified in the Prospectus under “Use of Proceeds.”

(j) Listing. MUFG will use its best efforts to effect and, so long as any of the Shares remains outstanding, use its commercially reasonable efforts to maintain, the listing of the Shares on the Tokyo Stock Exchange or an alternative exchange. MUFG will use its best efforts to effect and, so long as any of the ADSs remains outstanding, use its commercially reasonable efforts to maintain, the listing of the ADSs on the New York Stock Exchange or an alternative exchange.

(k) Reporting Requirements. MUFG, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(l) Issuer Free Writing Prospectuses. MUFG represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of MUFG and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by MUFG and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” MUFG represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

(m) No Stabilization. Neither MUFG nor any of its affiliates, nor any person acting on any of their behalf (other than the Underwriters, the International Underwriters and the Japanese Underwriters and their respective affiliates, as to whom MUFG makes no representation) will take, directly or indirectly, any action designed to cause or to result in, or that will constitute or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of MUFG or any of its subsidiaries to facilitate the sale or resale of the U.S. Shares.

(n) Public Announcements. During the period beginning on the date hereof and ending on the earlier of the date 180 days after the Closing Date and the date of the completion of the placement of the U.S. Shares, as evidenced by a notice in writing from the Representatives to MUFG (which written notice must be delivered promptly upon completion of the placement), MUFG will not, and will cause its subsidiaries and all other parties acting on its behalf not to, issue any public announcement or participate in any press or other financial conference which could reasonably be expected to have a material effect on the Global Offering and which is promptly and reasonably disapproved of by the Global Coordinators after their receipt of notice thereof (which notice must be provided by MUFG reasonably in advance of such announcement or participation), except for such announcement or conference to the extent required by applicable law or the rules of the stock exchange on which the Shares are listed after providing prior notice thereof to the Global Coordinators.

SECTION 4. Payment of Expenses.

(a) Expenses. Unless otherwise agreed, MUFG agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation and printing of the Registration Statement and the ADR Registration Statement (including financial statements and exhibits) as originally made and of each amendment or supplement thereto, (ii) the printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the U.S. Shares, (iii) the preparation, issuance and delivery of the certificates for the U.S. Shares and ADRs evidencing the ADSs to the Underwriters, including any Transfer Taxes payable upon the sale, issuance and delivery of the U.S. Shares to the Underwriters as specified in Section 2 hereof and any charges of clearing agencies in connection therewith, (iv) the fees and disbursements of counsel, accountants and other advisors to MUFG, (v) the qualification of the U.S. Shares under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with filings made pursuant to rules or regulations of the Financial Industry Regulatory Authority, and filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto, including the Canadian Wrapper and any costs associated with electronic delivery of the foregoing by the Underwriters to investors, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the cost of preparing and delivering the Shares (including the costs of printing certificates representing the Shares), (ix) the cost and charges of any transfer agent or registrar, (x) all costs and expenses related to the Tokyo Stock Exchange listing, (xi) the fees and expenses (including fees and disbursements of counsel), if any, of the Depositary and any custodian appointed under the Deposit Agreement, other than the fees and expenses to be paid by holders of ADRs, (xii) the fees and expenses incurred in connection with the listing of the ADSs on the New York Stock Exchange, and (xiii) all other costs and expenses incident to the performance of MUFG’s obligations hereunder which are not otherwise specifically provided for in this section.

(b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, MUFG shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of MUFG contained in Section 1 hereof or in certificates of any officer of MUFG or any subsidiary of MUFG delivered pursuant to the provisions hereof, to the performance by MUFG of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. Each of the ADR Registration Statement and the Registration Statement has become effective and at the Time of Payment no stop order suspending the effectiveness of the Registration Statement or the ADR Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430 Information shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B).

(b) Opinions and Letters of Counsel for MUFG. At the Time of Payment, the Representatives shall have received the favorable opinions and letters, each dated as of the Closing Date, of (i) Paul, Weiss, Rifkind, Wharton & Garrison LLP, U.S. counsel for MUFG and (ii) Nagashima, Ohno & Tsunematsu, Japanese counsel for MUFG each in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such opinions and letters for each of the other Underwriters to the effect set forth in Exhibits A and B hereto, respectively.

(c) Opinions of Counsel for Underwriters. At the Time of Payment, the Representatives shall have received the opinions and letters, reasonably satisfactory to them, dated as of the Closing Date, of (i) Simpson Thacher & Bartlett LLP, U.S. counsel for the Underwriters, and (ii) Anderson Mori & Tomotsune, Japanese counsel for the Underwriters, together with signed or reproduced copies of such opinions and letters for each of the other Underwriters. Such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of MUFG and its subsidiaries and certificates of public officials.

(d) Opinion of Counsel for the Depositary. At the Time of Payment, the Representatives shall have received the opinion, dated as of the Closing Date, of Emmet Marvin & Martin, LLP, counsel for the Depositary, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such opinion for each of the other Underwriters to the effect set forth in Exhibit C hereto.

(e) Officers’ Certificate. At the Time of Payment, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of MUFG and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of a Representative Director of MUFG, dated as of the Closing Date, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Date, (iii) MUFG has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Time of Payment and (iv) no stop order suspending the effectiveness of the Registration Statement or the ADR Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission.

(f) Accountants’ Comfort Letters. At the time of the execution of this Agreement, the Representatives shall have received from Deloitte Touche Tohmatsu a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and Prospectus.

(g) Bring-down Comfort Letters. At the Time of Payment, the Representatives shall have received from Deloitte Touche Tohmatsu a letter, dated as of the Closing Date, to the effect that they reaffirm the statements made in their letter furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than          business days prior to the Closing Date.

(h) MUFG Lock-up Letter. At the Time of Payment, the agreement between MUFG and the Global Coordinators on behalf of the Underwriters, the International Underwriters and the Japanese Underwriters dated             ,         in the form of Exhibit D hereto (the “MUFG Lock-up Letter”), which was duly executed by the parties thereto and delivered to the Global Coordinators, shall be in full force and effect, and there shall have been no material breach thereof by MUFG.

(i) Japanese and International Underwriting Agreements. The Japanese Underwriting Agreement and International Underwriting Agreement shall not have been terminated and shall remain in full force and effect; and all other conditions precedent to, and actions necessary for, the delivery of the Japanese Shares to the Japanese Underwriters pursuant to the Japanese Underwriting Agreement and the International Shares to the International Underwriters pursuant to the International Underwriting Agreement shall have been satisfied or taken.

(j) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any Japanese, U.S. federal, state or foreign governmental or regulatory authority that would, as of the Time of Payment, prevent the issuance or sale of the Shares; and no injunction or order of any Japanese, U.S. federal, state or foreign court shall have been issued that would, as of the Time of Payment, prevent the issuance or sale of the Shares.

(k) Additional Documents. At the Time of Payment, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the U.S. Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by MUFG in connection with the issuance and sale of the U.S. Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(l) Approval of Listing. At the Time of Delivery, the Shares shall have been approved for listing on the Tokyo Stock Exchange and the ADSs shall have been approved for listing on the New York Stock Exchange.

(m) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled or waived in writing by the Representatives, this Agreement may be terminated by the Representatives by notice to MUFG at any time at or prior to the Time of Payment, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that Sections 1, 6, 7, 8 and 15 hereof shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of Underwriters. MUFG agrees to indemnify and hold harmless each Underwriter, its affiliates, its selling agents, its and their representative directors, officers, agents, affiliates and employees, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the ADR Registration Statement (or any amendment or supplement thereto), including the Rule 430 Information, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of MUFG;

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to MUFG by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment or supplement thereto) or in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).

(b) Indemnification of MUFG, Directors and Officers. Each Underwriter severally and not jointly agrees to indemnify and hold harmless each of MUFG, its directors and those officers who signed the Registration Statement, and each person, if any, who controls MUFG within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430 Information or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to MUFG by such Underwriter through the Representatives expressly for use therein.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by MUFG. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) hereof effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into, and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by MUFG on the one hand and the Underwriters on the other hand from the offering of the U.S. Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of MUFG on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by MUFG on the one hand and the Underwriters on the other hand in connection with the offering of the U.S. Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the U.S. Shares pursuant to this Agreement (before deducting expenses) received by MUFG and the total underwriting discounts and commissions received by the Underwriters bear to the aggregate offering price of the U.S. Shares as set forth on the cover of the Prospectus.

The relative fault of MUFG on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by MUFG or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

MUFG and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of MUFG, each officer who signed the Registration Statement, and each person, if any, who controls MUFG within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as MUFG. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of U.S. Shares set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement, the MUFG Lock-up Letter or in certificates of officers of MUFG or any of its subsidiaries submitted pursuant hereto shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling MUFG, and (ii) delivery of and payment for the U.S. Shares.

SECTION 9. Termination of Agreement.

(a) Termination; General. The Representatives may terminate this Agreement, by notice to MUFG, at any time at or prior to the Time of Payment (i) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus (exclusive of any amendments or supplements) or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of MUFG and its subsidiaries, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in Japan, the United Kingdom, the United States or other international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the U.S. Shares, International Shares or Japanese Shares or to enforce contracts for the sale of the U.S. Shares, International Shares or Japanese Shares, or (iii) if trading in any securities of MUFG or any of its subsidiaries has been suspended or materially limited by the Commission, the Financial Services Agency of Japan, the U.K. Listing Authority, the London Stock Exchange, the Luxembourg Stock Exchange, the New York Stock Exchange, the Monetary Authority of Singapore or the Tokyo Stock Exchange, or if trading generally on the American Stock Exchange, the London Stock Exchange, the New York Stock Exchange, the Nasdaq Stock Market or the Tokyo Stock Exchange has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the Financial Services Agency of Japan, the U.K. Listing Authority, or any other governmental authority other than daily limits or ranges imposed in the ordinary course by the Tokyo Stock Exchange, or (iv) if a material disruption has occurred in commercial banking or securities settlement or clearance services in Japan or the United States, or with respect to Clearstream or Euroclear systems in Europe, or (v) if there occurs any change or development involving a prospective change in Japanese or United States taxation adversely affecting MUFG, the Shares or the transfer thereof, or (vi) if a banking moratorium has been declared by any relevant authority in Japan, London, New York or the United States.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 4(b), 6, 7, 8 and 15 hereof shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Time of Payment to purchase the U.S. Shares which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(a) if the number of Defaulted Securities does not exceed 10% of the aggregate number of the U.S. Shares to be purchased hereunder, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount of the U.S. Shares constituting Defaulted Securities in the proportions that their respective underwriting obligations of the U.S. Shares hereunder bear to the underwriting obligations of the U.S. Shares of all non-defaulting Underwriters, or

(b) if the number of Defaulted Securities exceeds 10% of the aggregate number of the U.S. Shares to be purchased hereunder and arrangements satisfactory to the Underwriters and MUFG for the purchase of such U.S. Shares are not made within 36 hours of such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, the Representatives or MUFG shall have the right to postpone the Time of Payment for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, J.P. Morgan Securities Inc., 277 Park Ave, New York, New York, 10172, and Nomura Securities International, Inc., Two World Financial Center, Bldg B., New York, New York, 10281; and notices to MUFG shall be directed to them at 7-1, Marunouchi 2-chome, Chiyoda-ku, Tokyo 100-8330, Japan, attention of Financial Planning Division, General Manager.

SECTION 12. No Advisory or Fiduciary Relationship. MUFG acknowledges and agrees that (a) the purchase and sale of the U.S. Shares pursuant to this Agreement, including the determination of the offering price of the U.S. Shares and any related discounts and commissions, is an arm’s-length commercial transaction between MUFG, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of MUFG or any of its shareholders, creditors or employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of MUFG with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising MUFG on other matters) and no Underwriter has any obligation to MUFG with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of MUFG, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and MUFG has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 13. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters and MUFG and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and MUFG and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and MUFG and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of U.S. Shares from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 14. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between MUFG and the Underwriters with respect to the subject matter hereof.

SECTION 15. Consent to Jurisdiction; Appointment of Agent for Service of Process.

(a) MUFG irrevocably consents and agrees for the benefit of the holders of the U.S. Shares and the Underwriters that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter arising out of or in connection with this Agreement or the U.S. Shares may be brought in the courts of the State of New York or the courts of the United States of America located in the County of New York and any appellate court from any thereof and, until all amounts due and to become due in respect of all the U.S. Shares have been paid, or until any such legal action, suit or proceeding commenced prior to such payment has been concluded, hereby irrevocably consents and irrevocably submits to the non-exclusive jurisdiction of each such court in person and generally and unconditionally with respect to any action, suit or proceeding for themselves and in respect of their properties, assets and revenues.

(b) MUFG hereby irrevocably designates, appoints and empowers Mitsubishi UFJ Financial Group, Inc., Corporate Governance Division for the United States, Attention: Robert E. Hand, Esq., General Counsel, with offices currently at 1251 Avenue of the Americas, New York, New York 10020-1104, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and its properties, assets and revenues, service of any and all legal process, summons, notices and documents that may be served in any action, suit or proceeding brought against it in any such United States or state court located in the County of New York with respect to its obligations, liabilities or any other matter arising out of or in connection with this Agreement, the U.S. Shares or any additional agreement and that may be made on such designee, appointee and agent in accordance with legal procedures prescribed for such courts, it being understood and agreed that the designation, appointment and empowerment of MUFG, Corporate Governance Division for the United States as such authorized agent shall become effective immediately upon the execution of this Agreement without any further action on the part of MUFG or any other person or entity. MUFG represents to each Underwriter that it has notified MUFG, Corporate Governance Division for the United States of such designation, appointment and empowerment and that MUFG, Corporate Governance Division for the United States has accepted the same. If for any reason such designee, appointee and agent hereunder shall cease to be available to act as such, MUFG agrees to designate a new designee, appointee and agent in the County of New York on the terms and for the purposes of this Section 15 satisfactory to the Underwriters. MUFG further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any such action, suit or proceeding against it by serving a copy thereof upon the relevant agent for service of process referred to in this Section 15 (whether or not the appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service) or by mailing copies thereof by registered or certified air mail, postage prepaid, to it, at its address specified in or designated pursuant to this Agreement. MUFG agrees that the failure of any such designee, appointee and agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. Nothing herein shall in any way be deemed to limit the ability of the Underwriters to service any such legal process, summons, notices and documents in any other manner permitted by applicable law or to obtain jurisdiction over MUFG or bring actions, suits or proceedings against either of them in such other jurisdictions, and in such manner, as may be permitted by applicable law. MUFG hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Agreement or the U.S. Shares brought in the United States federal courts located in the County of New York or the courts of the State of New York located in the County of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. The provisions of this Section 15 shall survive any termination of this Agreement, in whole or in part.

SECTION 16. Waiver of Immunities. To the extent that MUFG or any of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to them, any right of immunity, on the grounds of sovereignty, from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, or from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to their obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or any additional agreement, MUFG hereby irrevocably and unconditionally, to the extent permitted by applicable law, waives and agrees not to plead or claim any such immunity and consents to such relief and enforcement.

SECTION 17. Foreign Taxes. All payments by MUFG to each of the Underwriters hereunder shall be made free and clear of, and without deduction or withholding for or on account of, any and all present and future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereinafter imposed, levied, collected, withheld or assessed by, the United States, Japan or any other jurisdiction in which MUFG has an office from which payment is made or deemed to be made, excluding (i) any such tax imposed by reason of such Underwriter having some connection with any such jurisdiction other than its participation as Underwriter hereunder, and (ii) any income or franchise tax on the overall net income of such Underwriter imposed by the United States or any political subdivision of the United States (all such non-excluded taxes, “Foreign Taxes”). If MUFG is prevented by operation of law or otherwise from paying, causing to be paid or remitting that portion of amounts payable hereunder represented by Foreign Taxes withheld or deducted, then amounts payable under this Agreement shall, to the extent permitted by law, be increased to such amount as is necessary to yield and remit to each Underwriter an amount which, after deduction of all Foreign Taxes (including all Foreign Taxes payable on such increased payments) equals the amount that would have been payable if no Foreign Taxes applied.

SECTION 18. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in the City of New York on the business day preceding that on which final judgment is given. The obligation of MUFG with respect to any sum due from it to any Underwriter or any person controlling any Underwriter or any affiliate of any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person or affiliate of any sum in such other currency, and only to the extent that such Underwriter or controlling person or affiliate may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person or affiliate hereunder, MUFG agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person or affiliate against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person or affiliate hereunder, such Underwriter or controlling person or affiliate agrees to pay to MUFG an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person or affiliate hereunder.

SECTION 19. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 20. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK TIME.

SECTION 21. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 22. Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

SECTION 23. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to MUFG a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and MUFG in accordance with its terms.

Very truly yours,

MITSUBISHI UFJ FINANCIAL GROUP, INC.

By:
Name:
Title:

CONFIRMED AND ACCEPTED, as of the date first above written:

MORGAN STANLEY & CO. INCORPORATED

By:
Name:
Title:

J.P. MORGAN SECURITIES INC.

By:
Name:
Title:

NOMURA SECURITIES INTERNATIONAL, INC.

By:
Name:
Title:

On behalf of each of the Underwriters

SCHEDULE A

Name of Underwriter	Number of Initial U.S. Shares
Morgan Stanley & Co. Incorporated
J.P. Morgan Securities Inc.
Nomura Securities International, Inc.
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
UBS Securities LLC
Deutsche Bank Securities Inc.
Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC

Total

Sch A-1

SCHEDULE B

Pricing Information:

Issuer General Use Free Writing Prospectuses:

Sch B-1

SCHEDULE C

The Bank of Tokyo-Mitsubishi UFJ, Ltd.

Mitsubishi UFJ Trust and Banking Corporation

Mitsubishi UFJ Securities Co., Ltd.

UnionBanCal Corporation

Union Bank of California, N.A.

Sch C-1

Exhibit A

Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP

Exhibit B

Opinion of Nagashima Ohno & Tsunematsu

Exhibit C

Opinion of Emmet Marvin & Martin, LLP

Exhibit D

MUFG Lock-up Letter